EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated April 15, 2005, except for Note 16 which is as of April 20, 2005, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 29, 2005.


/s/BDO Seidman, LLP
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BDO Seidman, LLP
Melville, New York
April 29, 2005